Exhibit (b)

                      AMENDED AND RESTATED
                            BY-LAWS
                               OF
                 LCM INTERNET GROWTH FUND, INC.


                           ARTICLE I

                            Offices

     1.1  Principal Office.  The principal office of
LCM Internet Growth Fund, Inc. ("the Corporation") in the State of Maryland shall be in the City of Baltimore.

     1.2 Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.


                           ARTICLE II

                    Meetings of Stockholders

     2.1 Annual Meeting. Except as otherwise required by the rules of any stock exchange on which the Corporation's shares of capital stock may be listed, the Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended
(the "1940 Act"). In the event that the Corporation shall be required to hold an annual meeting of stockholders to elect directors under the 1940 Act, such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with this
Section 2.1 shall, for all purposes, constitute the annual meeting of stockholders for the year in which the meeting is held. In the event an annual meeting is required by the rules of a stock exchange on which the Corporation's shares of capital stock are listed, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and month of each year as shall be designated annually by the Board of Directors.

     2.2  Special Meetings.  Special meetings of
stockholders, unless otherwise provided by law, may be called at any time for any purpose or purposes by the President, or by a majority of the Board of Directors.
Special meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of at least 25% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on.

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     2.3  Place of Meetings.  The annual meeting and
any special meetings of stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

     2.4 Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special stockholders' meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage prepaid. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends such meeting in person or by proxy, or who, either before or after the meeting, submits a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than 120 days after the original record date, notice of such meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     2.5  Quorum; Adjournment of Meetings.  The
presence at any stockholders' meeting, in person or by proxy, of holders of shares of capital stock entitled to cast one-third of the votes entitled to be cast shall constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of capital stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum. In the absence of a quorum, no business can be transacted except that the holders of a majority of the shares of stock entitled to vote at the meeting and present in person or by proxy, or any officer present entitled to preside or act as Secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     2.6  Organization.  At each meeting of the
stockholders, the Chairman of the Board (if one has been designated by the Board) or, in his or her absence or inability to act, the President or, in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary or, in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     2.7 Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     2.8 Voting. Except as otherwise provided by statute or the Articles of Incorporation of the Corporation, each holder of record of shares of capital stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every full share of such stock, with a fractional vote for any fractional shares, standing in his or her name on the record of stockholders of the Corporation, as of the record date determined pursuant to Section 2.9 of these By-Laws or, if the record date has not been fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.
Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation of the Corporation or these By-Laws, any corporate action to be taken by vote of the stockholders (other than the election of directors, which shall be by a plurality of votes cast) shall be authorized by a majority of the votes entitled to be cast by the holders of capital stock of the Corporation
(or a majority of the votes entitled to be cast by the holders of a class or series as a separate class or series) at a meeting of stockholders at which a quorum is present. No votes need to be taken by ballot other than the election of directors, which shall be by written ballot, or unless required by statute, these By-
Laws or determined by the chairman of the meeting to be advisable. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his or her proxy and shall state the number of shares voted.

     2.9  Fixing of Record Date.  The Board of
Directors may fix a time not less than ten nor more than ninety days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and only persons who were holders of record of shares at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     2.10 Consent of Stockholders in Lieu of Meeting.
Except as otherwise provided by statute or the Articles of Incorporation of the Corporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                          ARTICLE III

                       Board of Directors

     3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

     3.2 Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire
Board of Directors then in office; provided, however, that the number of directors shall in no event be less than the minimum number permitted by the Maryland
General Corporate Law (the "MGCL") nor more than fifteen. Any vacancy created by an increase in the number of directors may be filled in accordance with
Section 3.6 of these By-Laws. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed pursuant to Section 3.5 of these By-Laws at the time of such decrease. Directors need not be stockholders of the Corporation.

     3.3 Election and Term of Directors. Directors shall be elected annually, by written ballot, at a meeting of stockholders held for that purpose;
provided, however, that if no meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 2.1 of these By-Laws, directors shall be elected at the next meeting held. The term of office of each director shall be from the time of his or her election and qualification until the election of directors next succeeding his or her election and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed from office as hereinafter provided or as otherwise provided by statute or by the Articles of Incorporation of the Corporation.

     3.4 Resignation. A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.
Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.5 Removal of Directors. Any director of the Corporation may be removed (with or without cause) by the stockholders by a vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of such director.

     3.6 Vacancies. Subject to the provisions of the 1940 Act, any vacancies in the Board of Directors, whether by reason of death, resignation, removal, an increase in the number of directors or otherwise, may be filled by a majority of the remaining directors, regardless of whether they constitute a quorum.

     3.7 Place of Meetings. The directors may hold their meetings at any place within or without the State of Maryland as they may determine, or as shall be specified or fixed in the notice of such meeting.

     3.8 Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place or such fixed regular meetings shall be communicated promptly to each director not present at the meeting at which such change was made in the manner provided in
Section 3.9 of these By-Laws for notice of special meetings.

     3.9  Special Meetings.  Special meetings of the
Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board, the President or two or more of the directors of the Corporation. Notice of special meetings, stating the time and place, shall be communicated to each director personally by telephone or transmitted to him or her by telegraph, telefax, telex, cable, wireless or e-mail at least twenty-four hours before the meeting.

     3.10 Telephone Meetings.  Members of the Board of
Directors or any committee designated thereby may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, except where meetings are required to be held in person pursuant to the 1940 Act.

     3.11 Waiver of Notice. No notice of any meeting of the Board of Directors need be given to any director who, either before or after the meeting, waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting) or who shall attend the meeting.

     3.12 Quorum and Voting. At all meetings of the Board of Directors, the presence of one-third of the members of the entire Board of Directors shall constitute a quorum, unless there are only two or three directors, in which case two directors shall constitute a quorum. If there is only one director, the sole director shall constitute a quorum. Except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation, these By-Laws or the 1940 Act, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     3.13 Organization. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Chairman of the Board who shall preside at each meeting of the Board. In the absence or inability of such person to preside at a meeting, the President or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     3.14 Written Consent of Directors in Lieu of a
Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings.

     3.15 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

     3.16 Investment Policies. It shall be the duty of the Board of Directors to direct that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation at all times are consistent with the investment polices and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the Prospectus of the Corporation included in the Registration Statement of the Corporation relating to the initial public offering of its capital stock, as filed with the Securities and Exchange Commission (the
"SEC") (or as such investment policies and restrictions may be modified by the Board of Directors, or, if required, by a majority vote of the stockholders of the Corporation in accordance with the 1940 Act) and as required by the 1940 Act. The Board may, however, delegate the duty of management of the assets and administration of its day-to-day operations to an individual, a corporate management company and/or an investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the 1940 Act.

                           ARTICLE IV

                           Committees

     4.1 Organization. By resolution adopted by a majority of the entire Board of Directors, the Board may from time to time designate one or more committees of the Board, each committee to consist of two or more directors and to have such powers and duties as the Board of Directors, by resolution, may prescribe. The
Board of Directors may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     4.2 Proceedings, Quorum and Voting. One third, but not less than two, of the members of any committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member or to dissolve any such committee.
Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board of Directors in the management of the business or affairs of the Corporation, except as may be prescribed by the Board of Directors.


                           ARTICLE V

                 Officers, Agents and Employees

     5.1 General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents and/or such other officers as may be appointed in accordance with the provisions of Section 5.8 of these By-Laws.

     5.2 Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.8 of these By-Laws, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as hereinafter provided in these By-
Laws. Any person may hold two or more offices of the Corporation, except the offices of President and Vice
President, but no person shall execute, acknowledge or verify any instrument in more than one capacity.

     5.3 Removal and Resignation. Any officer of the Corporation may be removed from office with or without cause by the vote of a majority of the members of the Board of Directors at any meeting called for such purpose. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer shall not of itself create contract rights. Any officer of the Corporation may resign his or her office at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.4 President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have, subject to the control of the Board of Directors, general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     5.5 Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice
President (or, if there are two or more Vice
Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such duties as the Board of Directors may assign.

     5.6  Treasurer.  The Treasurer shall be the
principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.
Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Corporation's custodian of its duties with respect thereto. He or she shall render to the Board of Directors, whenever directed, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each fiscal year, he or she shall make and submit to the Board of Directors a like report for such fiscal year.

     5.7 Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times, be open to inspection by any director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

     5.8 Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

     5.9  Remuneration.  The salaries or other
compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.8.

     5.10 Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     5.11 Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                           ARTICLE VI

                        Indemnification

     The Corporation shall indemnify (a) its directors and officers and make advance payment of related expenses to the fullest extent permitted by the MGCL, subject to the requirements of the 1940 Act, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.


                          ARTICLE VII

                         Capital Stock

     7.1 Stock Certificates. Each holder of capital stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of capital stock of the Corporation owned by him or her; provided, however, that certificates for fractional shares will not be delivered in any case.
The certificates representing shares of capital stock shall be signed by or in the name of the Corporation by the President or a Vice President, countersigned by the Secretary or the Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be manual or a facsimile.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     7.2 Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     7.3 Transfers of Shares. Transfers of shares of capital stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.
Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

     7.4  Transfer Agents and Registrars.  The Board of
Directors may from time to time appoint or remove one or more transfer agents or one or more transfer clerks and one or more registrars of transfers, and may appoint the same person as both transfer agent or transfer clerk and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or transfer clerks, by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent or transfer clerk and registrar, only one countersignature by such person shall be required.

     7.5  Lost, Destroyed or Mutilated Certificates.
The holder of any certificates representing shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate.
Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     7.6  Fixing a Record Date for Dividends and
Distributions. The Board of Directors may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interest arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case, only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     7.7 Information to Stockholders and Others. Any stockholder of the Corporation, or his or her agent, may inspect and copy during normal business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders and annual statement of its affairs on file at its principal office.

                          ARTICLE VIII

                              Seal

     The seal of the Corporation shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate
Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                           ARTICLE IX

                          Fiscal Year

     The fiscal year of the Company shall be determined by resolution of the Board of Directors.


                           ARTICLE X

                  Depositories and Custodians

     10.1 Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine.

     10.2 Custodians. All securities and other investments of the Corporation shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine.
Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.


                           ARTICLE XI

                    Execution of Instruments

     11.1 Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these By-Laws provide.

     11.2 Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board of Directors and, when so authorized to be held on behalf of the

Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.


                          ARTICLE XII

                 Independent Public Accountants

     The firm of independent public accountants which shall examine the accounts of the Corporation and sign or certify the financial statements of the Corporation which are filed with the SEC shall be selected annually by the Board of Directors and ratified by the stockholders in accordance with the provisions of the 1940 Act.


                          ARTICLE XIII

                           Amendments

     These By-Laws, or any of them, may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors. Except as may be required under the 1940 Act, the stockholders have no power to make, amend, alter or repeal By-Laws.